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                                   EXHIBIT 23

                       CONSENT OF INDEPENDENT ACCOUNTANTS

We hereby consent to the incorporation by reference in the registration statement of Lindsay Manufacturing Co. on Form S-8 (File No. 333-00769) of our report dated September 28, 2000 on our audits of the consolidated financial statements and financial statement schedule of Lindsay Manufacturing Co., as of August 31, 2000 and 1999 and for each of the three years in the period ended August 31, 2000, which report is in the Company's Annual Report on Form 10-K for the year ended August 31, 2000.

                                        /s/ PRICEWATERHOUSECOOPERS LLP
                                        ------------------------------
                                        PRICEWATERHOUSECOOPERS LLP

Omaha, Nebraska
November 28, 2000







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